UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 1, 2008
INTERSTATE BAKERIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322

(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard Kansas City, Missouri	64111

(Address of Principal Executive Offices)	(Zip Code)
(816) 502-4000

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry Into a Material Definitive Agreement.
     On December 1, 2008, Interstate Bakeries Corporation (the “Company”) and IBC Investors I, LLC (“Investor”), an affiliate of Ripplewood Holdings L.L.C., entered into the First Amendment (the “Investment Agreement Amendment”) to the Investment Agreement, dated as of September 26, 2008, by and between the Company and Investor (the “Investment Agreement”). The Company described the terms of the Investment Agreement on a Current Report on Form 8-K filed on September 30, 2008 and filed a copy of the Investment Agreement as an exhibit thereto.
     The Investment Agreement Amendment principally reflects the terms of the settlement (the “Settlement”) reached among (i) the Company and its subsidiaries (the “Debtors”), (ii) holders of claims (the “Senior Secured Creditors”) against the Debtors under the Amended and Restated Credit Agreement, dated April 24, 2002, among the Company, Interstate Brands Corporation (“Brands”), the lenders and financial institutions from time to time party thereto and JPMorgan, as administrative agent, and (iii) the Official Committee of Unsecured Creditors appointed in the Debtors’ bankruptcy cases.
     The Investment Agreement Amendment, among other things, modified the proposed terms of the Company’s plan of reorganization (the “Plan”) by providing that a trust for the benefit of unsecured creditors (the “Creditors’ Trust”) will be established and funded by the reorganized Company. On the Effective Date, the reorganized Company will (i) make a $5 million cash payment, (ii) issue cash-settled stock appreciation rights and (iii) assign certain director and officer claims, in each case, to the Creditors’ Trust. In addition, the Investment Agreement Amendment contemplates that the (x) first lien term loan commitment from Silver Point Finance, LLC and Monarch Master Funding Ltd. (collectively, the “Term Loan Facility Commitment Parties”) will be increased to $344 million from $339 million and (y) third lien term notes to be distributed to the Senior Secured Creditors pursuant to the Plan will be decreased to $142.3 million from $147.3 million.
     On December 4, 2008, the Company, Brands and the Term Loan Facility Commitment Parties entered into an Amendment (the “Term Loan Amendment”) to the Term Loan Commitment Letter, dated as of September 12, 2008, principally to reflect the terms of the Settlement in a manner consistent with the terms of the Investment Agreement Amendment.
     On December 5, 2008, General Electric Capital Corporation, the Company, Brands and Investor entered into an Amendment (the “ABL Amendment”) to the Revolving Loan Commitment Letter, dated as of September 12, 2008, principally to reflect the terms of the Settlement in a manner consistent with the terms of the Investment Agreement Amendment.
     The foregoing descriptions are not intended to be complete and are qualified in their entirety by reference to the copies of the Investment Agreement Amendment, the

Term Loan Amendment, and the ABL Amendment, attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, which are hereby incorporated by reference.
     Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	First Amendment, dated as of December 1, 2008, to the Investment Agreement, dated as of September 26, 2008, between Interstate Bakeries Corporation and IBC Investors I, LLC

10.2	Amendment, dated as of December 4, 2008, to the Commitment Letter, dated as of September 12, 2008, among Interstate Bakeries Corporation, Interstate Brands Corporation, Silver Point Finance, LLC and Monarch Master Funding Ltd.

10.3	Amendment, dated as of December 5, 2008, to the Commitment Letter, dated as of September 12, 2008, among General Electric Capital Corporation, Interstate Bakeries Corporation, Interstate Brands Corporation and IBC Investors I, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2008	INTERSTATE BAKERIES CORPORATION
	By:	/s/ J. Randall Vance
J. Randall Vance
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, dated as of December 1, 2008, to the Investment Agreement, dated as of September 26, 2008, between Interstate Bakeries Corporation and IBC Investors I, LLC

10.2	Amendment, dated as of December 4, 2008, to the Commitment Letter, dated as of September 12, 2008, among Interstate Bakeries Corporation, Interstate Brands Corporation, Silver Point Finance, LLC and Monarch Master Funding Ltd.

10.3	Amendment, dated as of December 5, 2008, to the Commitment Letter, dated as of September 12, 2008, among Interstate Bakeries Corporation, Interstate Brands Corporation, General Electric Capital Corporation and IBC Investors I, LLC